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                                                                     Exhibit 3.3



                                                                Amended through:
                                                               February 13, 2003

                                     BYLAWS

                                       OF

                      CORNERSTONE REALTY INCOME TRUST, INC.

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
                                TABLE OF CONTENTS
                                                                                                               Page

   ARTICLE I THE COMPANY; DEFINITIONS                                                                             1
   1.1        Name.                                                                                               1
   1.2        Nature of Company.                                                                                  1
   1.3        Definitions.                                                                                        1
   ARTICLE II MINIMUM CAPITAL                                                                                     3
   2.1        Minimum Capital.                                                                                    3
   ARTICLE III OFFICES; FISCAL YEAR                                                                               3
   3.1        Principal Office.                                                                                   3
   3.2        Other Offices.                                                                                      3
   3.3        Fiscal Year.                                                                                        3
   ARTICLE IV MEETINGS OF SHAREHOLDERS                                                                            3
   4.1        Place of Meetings.                                                                                  3
   4.2        Annual Meetings.                                                                                    3
   4.3        Special Meetings.                                                                                   4
   4.4        Notice; Affidavit of Notice.                                                                        4
   4.5        Record Date for Shareholder Notice, Voting and Giving Consents.                                     5
   4.6        Adjourned Meetings; Notice.                                                                         5
   4.7        Voting at Meetings of Shareholders.                                                                 6
   4.8        Quorum.                                                                                             6
   4.9        Waiver of Notice or Consent of Absent Shareholders.                                                 6
   4.10       Action Without Meeting.                                                                             6
   4.11       Proxies.                                                                                            7
   4.12       Inspectors of Election.                                                                             7
   ARTICLE V DIRECTORS                                                                                            8
   5.1        Powers.                                                                                             8
   5.2        Number, Tenure and Qualifications.                                                                  8
   5.3        Nomination of Directors.                                                                            9
   5.4        Vacancies.                                                                                         10
   5.5        Place of Board Meeting.                                                                            10
   5.6        Annual Meeting.                                                                                    11
   5.7        Special Meetings.                                                                                  11
   5.8        Adjournment.                                                                                       11
   5.9        Notice of Adjournment.                                                                             11
   5.10       Entry of Notice.                                                                                   11
   5.11       Waiver of Notice.                                                                                  11
   5.12       Quorum.                                                                                            11
   5.13       Fees and Compensation.                                                                             12

                                       i

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
   5.14       Action Without Meeting.                                                                            12
   5.15       Independent Directors.                                                                             12
   5.16       Removal of Director for Cause.                                                                     12
   5.17       Removal of Director Without Cause.                                                                 12
   5.18       Committees.                                                                                        12
   5.19       Fiduciary Relationship.                                                                            13
   5.20       Preferred Shares and Other Securities.                                                             13
   ARTICLE VI OFFICERS                                                                                           13
   6.1        Officers.                                                                                          13
   6.2        Election.                                                                                          13
   6.3        Subordinate Officers.                                                                              13
   6.4        Removal and Resignation.                                                                           14
   6.5        Vacancies.                                                                                         14
   6.6        Chairman of the Board.                                                                             14
   6.7        Chief Executive Officer, President and Divisional Presidents.                                      14
   6.8        Vice Presidents.                                                                                   14
   6.9        Secretary.                                                                                         14
   6.10       Assistant Secretaries.                                                                             15
   6.11       Chief Financial Officer.                                                                           15
   6.12       Assistant Chief Financial Officers.                                                                15
   ARTICLE VII SHARES                                                                                            15
   7.1        Registered Ownership, Share Certificates and Shares in Uncertificated  Form.                       15
   7.2        Transfer of Shares.                                                                                16
   7.3        Disclosures by Holders of Securities; Redemption of Securities.                                    17
   7.4        Right to Refuse to Transfer the Securities.                                                        17
   7.5        Limitation on Acquisition of Securities.                                                           17
   7.6        Lost or Destroyed Certificates.                                                                    19
   7.7        Dividend Record Date and Closing Stock Books.                                                      19
   7.8        Dividend Reinvestment Plan.                                                                        19
   ARTICLE VIII RESTRICTIONS ON ACTIVITIES                                                                       19
   8.1        Restrictions for Regulatory Compliance.                                                            19
   ARTICLE IX TRANSACTIONS WITH AFFILIATES; CERTAIN DUTIES AND LIABILITIES                                       20
   9.1        Transactions with Affiliates.                                                                      20
   9.2        Restriction of Duties and Liabilities.                                                             20
   9.3        Persons Dealing with Directors or Officers.                                                        20
   9.4        Reliance.                                                                                          20
   9.5        Income Tax Status.                                                                                 21

                                       ii

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
   ARTICLE X MISCELLANEOUS                                                                                       21
   10.1       Competing Programs.                                                                                21
   10.2       Corporate Seal.                                                                                    21
   10.3       Inspection of Bylaws.                                                                              21
   10.4       Inspection of Corporate Records.                                                                   21
   10.5       Checks, Drafts, Etc.                                                                               21
   10.6       Contracts, Etc., How Executed.                                                                     21
   10.7       Representation of Shares of Other Corporations.                                                    22
   10.8       Annual Report.                                                                                     22
   10.9       Quarterly Reports.                                                                                 22
   10.10      Other Reports.                                                                                     22
   10.11      Provisions in Conflict with Law or Regulation; Amendment Generally.                                22
   10.12      Voluntary Dissolution.                                                                             23
   10.13      Distributions.                                                                                     23
   10.14      Shareholder Liability.                                                                             23
   10.15      Certain NYSE Requirements.                                                                         23



                                      iii

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ARTICLE I

                            THE COMPANY; DEFINITIONS

     1.1 Name. The name of the corporation is CORNERSTONE REALTY INCOME TRUST, INC. and is referred to in these Bylaws as the "Company." As far as practicable and except as otherwise provided in the Organizational Documents, the Directors shall direct the management of the business and the conduct of the affairs of the Company, execute all documents and sue or be sued in the name of the Company. If the Directors determine that the use of that name is not practicable, legal or convenient, they may use such other designation or may adopt another name under which the Company may hold property or conduct all or part of its activities.

     1.2 Nature of Company. The Company is a corporation organized under the laws of the Commonwealth of Virginia. It is intended that the Company shall carry on business as a REIT (as defined below).

     1.3 Definitions. Whenever used in these Bylaws, the following terms shall have the indicated meanings, unless the context otherwise requires. In these Bylaws, words in the singular number include the plural and in the plural number include the singular. References to a specific provision of law also shall refer to any successor or replacement provision.

               (a) Act. The Virginia Stock Corporation Act, as amended from time to time.

               (b) Affiliate. With respect to a specified Person, each of the following: (i) any other Person directly or indirectly controlling, controlled by or under common control with the specified Person, (ii) any Person owning or controlling 10% or more of the outstanding voting securities or beneficial interests of such specified Person, (iii) any officer, director, trustee or general partner of such specified Person, or (iv) if such specified Person is an officer, director, trustee or general partner of an entity, then the entity for which the specified Person acts in any such capacity. "Affiliated" means being an Affiliate of a specified Person.

               (c) Annual Report. As set forth in Section 10.8.

               (d) Articles of Incorporation. The Articles of Incorporation of the Company, including all amendments, restatements or modifications thereof, filed within the public records of the State Corporation Commission of Virginia.

               (e) Board. The Board of Directors of the Company.

               (f) Bylaws. These Bylaws, including all duly approved amendments, restatements or modifications hereof.

               (g) CEO. The Chief Executive Officer of the Company.

                                       1

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               (h) Chairman of the Board. The Director who serves as chairman of the Board. Unless the context clearly indicates otherwise, such term shall not refer to the officer of the Company holding the office of Chairman of the Board.

               (i) Code. The Internal Revenue Code of 1986, as amended from time to time.

               (j) Directors. As of any particular time, the directors of the Company holding office at such time.

               (k) Dividend Reinvestment Plan. The Dividend Reinvestment and Share Purchase Plan of the Company established pursuant to a registration statement on Form S-3, as filed with the SEC.

               (l) Excess Securities. As set forth in Section 7.5(b).

               (m) Independent Director. A Director who has not served as an officer or employee of the Company at any time during the preceding five (5) years.

               (n) NYSE. The New York Stock Exchange.

               (o) NYSE Rules. Any final rules and requirements of the NYSE applicable to the Company.

               (p) Organizational Documents. The Articles of Incorporation and these Bylaws.

               (q) Person. An individual, corporation, partnership, limited liability company, joint venture, association, company, trust, bank or other entity, or government and any agency and political subdivision of a government.

               (r) REIT. A real estate investment trust, as defined in Section 856 of the Code.

               (s) REIT Provisions of the Code. Part II, Subchapter M of Chapter 1, of the Code, or successor statutes, and regulations and rulings promulgated thereunder.

               (t) SEC. The United States Securities and Exchange Commission.

               (u) SEC Rules. Any final rules and regulations of the SEC applicable to the Company.

               (v) Securities. With respect to the Company, any stock, shares, voting trust certificates, bonds, debentures, notes or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as "securities" or any certificates of interest, shares or participations in temporary or interim certificates for, receipts (or guarantees of, or warrants, options or rights to subscribe to, purchase or acquire any of the foregoing).

                                       2

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               (w) Shares or Common Shares. All issued and outstanding common shares of the Company, no par value.

               (x) Shareholders. As of any particular date, all record holders of issued and outstanding Shares on such date.

                                   ARTICLE II
                                 MINIMUM CAPITAL

     2.1 Minimum Capital. While any Shares are listed on the NYSE, the Company shall use commercially reasonable efforts to comply with any minimum capital requirements established by the NYSE from time to time.

                                  ARTICLE III
                              OFFICES; FISCAL YEAR

     3.1 Principal Office. The principal executive office of the Company shall be located at 306 East Main Street, Richmond, Virginia 23219, until otherwise established by the Board.

     3.2 Other Offices. Other offices may at any time be established by the Board or the CEO at any place or places they deem appropriate.

     3.3 Fiscal Year. The fiscal year of the Company shall end on the 31st day of December.

                                   ARTICLE IV
                            MEETINGS OF SHAREHOLDERS

     4.1 Place of Meetings. All annual and all other meetings of Shareholders shall be held at such place, either within or outside of the Commonwealth of Virginia, as from time to time may be fixed by the CEO or by the Board.

     4.2 Annual Meetings. The annual meeting of Shareholders shall be held on such date as is fixed by the CEO or the Board; provided, however, that such date shall not be less than 30 days after the Board shall have caused an Annual Report to be sent to the Shareholders. If no such date and time is fixed by the CEO or the Board, the meeting for any calendar year shall be held on the first Tuesday in May in such year, if not a legal holiday under the laws of Virginia. If the date fixed by the CEO or the Board or these Bylaws falls upon a legal holiday, then any annual meeting of Shareholders shall be held at the same time and place on the next day which is not a legal holiday. At each annual meeting of Shareholders, only such business shall be conducted as is proper to consider and has been brought before the meeting (i) pursuant to the Company's notice of the meeting, (ii) by or at the direction of the Board, or (iii) by a Shareholder who is a Shareholder of record of a class of Shares entitled to vote on the business such Shareholder is proposing, both at the time of the giving of the Shareholder's notice hereinafter

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described in this Section 4.2 and on the record date for such annual meeting, and who complies with the notice procedures set forth in this Section 4.2.

     In order to bring before an annual meeting of Shareholders any business which may properly be considered and which a Shareholder has not had included in the Company's proxy statement for the meeting, a Shareholder who meets the requirements set forth in the preceding paragraph must give the Company timely written notice. To be timely, a Shareholder's notice must be given, either by personal delivery to the Secretary of the Company at the principal office of the Company, or by first class United States mail, with postage thereon prepaid, addressed to the Secretary of the Company at the principal office of the Company. Subject to NYSE Rules and SEC Rules, any such notice must be received
(i) on or after February 1st and before March 1st of the year in which the meeting will be held, if clause (ii) is not applicable, or (ii) not less than 60 days before the date of the meeting if the date of such meeting is earlier than May 1 or later than May 31 in such year.

     Each such Shareholder's notice shall set forth as to each matter the Shareholder proposes to bring before the annual meeting (i) the name and address, as they appear in the Company's records, of the Shareholder proposing business, (ii) the class and number of Securities beneficially owned by such Shareholder, (iii) a representation that such Shareholder is a Shareholder of record at the time of the giving of the notice and intends to appear in person or by proxy at the meeting to present the business specified in the notice, (iv) a sufficient description of the business desired to be brought before the meeting, including the complete text of any resolutions to be presented and the reasons for wanting to conduct such business, (v) any interest the Shareholder may have in such business, and (vi) any further information required by NYSE Rules or SEC Rules.

     The Secretary of the Company shall deliver each Shareholder's notice that has been timely received to the Chairman of the Board for review.

     4.3 Special Meetings. Special meetings of the Shareholders may be called at any time for any purpose or purposes whatsoever by the CEO, by a majority of all Directors, by a majority of Independent Directors, by the Chairman of the Board or by one or more Shareholders holding not less than 10% of the eligible votes. If a meeting is called by any Person or Persons other than the Board, the Chairman of the Board or the CEO, a request shall be made in writing, specifying the time of the meeting and the general nature of the business proposed to be transacted, and shall be delivered personally or sent by registered mail or by telegraphic or other facsimile transmission to the Chairman of the Board, the CEO, or the Secretary of the Company. The officer receiving the request shall cause notice to be promptly given to the Shareholders entitled to vote, in accordance with the provisions of Section 4.4.

     4.4 Notice; Affidavit of Notice. Notice of any annual or special meeting of the Shareholders shall be given in writing to each Shareholder entitled to vote at such meeting, either personally or by first class mail, or, if the Company has 500 or more Shareholders, by third-class mail, or other means of written communication, charges prepaid, addressed to the Shareholder at his address appearing in the records of the Company or given by the Shareholder to the Company for the purpose of notice. Notice of any such meeting of Shareholders shall be sent to each Shareholder entitled to notice not less than 10 days nor more than 60 days before the meeting,

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except as set forth below. Subject to NYSE Rules and SEC Rules, within 10 business days after receipt by the Company, in person, or by registered mail, of a written request for a meeting by those Shareholders holding not less than 10% of the outstanding Shares entitled to vote at such meeting (i) the Company shall provide written notice of such meeting to all Shareholders entitled to vote at such meeting; (ii) such meeting shall be held not less than 20 days nor more than 60 days after the Company's receipt of such written Shareholder request; and (iii) if such notice is not given within 10 business days after receipt of the request, the Person or Persons requesting the meeting may give the notice. Nothing contained in this Section 4.4 shall be construed as limiting, fixing or affecting the time when a meeting of Shareholders called by action of the Board may be held. All notices given pursuant to this Section shall state the place, date and hour of the meeting and, (i) in the case of special meetings, the general nature of the business to be transacted, and that no other business may be transacted, or (ii) in the case of annual meetings, those matters which the Board, at the time of the mailing of the notice, intends to present for action by the Shareholders, and (iii) in the case of any meeting at which Directors are to be elected, the names of the nominees intended at the time of the mailing of the notice to be presented for election. An affidavit of the mailing or other means of giving any notice of any Shareholders' meeting shall be executed by the Secretary, Assistant Secretary or any transfer agent of the Company giving the notice, and shall be filed and maintained in the minute book of the Company.

     4.5 Record Date for Shareholder Notice, Voting and Giving Consents. For purposes of determining the Shareholders entitled to notice of any annual or special meeting or to vote or entitled to give consent to corporate action without a meeting, the Board may fix, in advance, a record date, which shall not be more than 60 days nor less than 10 days before the date of any meeting nor more than 60 days before any action without a meeting, and in this event only Shareholders of record on the date so fixed are entitled to notice and to vote or to give consents, as the case may be, notwithstanding any transfer of Shares after the record date.

          If the Board does not so fix a record date, the CEO may fix a record date. Otherwise:

          (a) The record date for determining Shareholders entitled to notice of or to vote at a meeting of Shareholders shall be at the close of business on the business day next preceding the day on which notice is given or, if notice is waived, at the close of business on the business day next preceding the date on which the meeting is held.

          (b) The record date for determining the Shareholders entitled to give consent to corporate action in writing without a meeting, (i) when no related prior action by the Board has been taken, shall be the day on which the first written consent in given, or (ii) when related prior action of the Board has been taken, shall be at the close of business on the day on which the Board adopts the resolution relating to such prior action, or the 60th day before the date of the subsequent action, whichever is later.

     4.6 Adjourned Meetings; Notice. Any Shareholders' meeting, annual or special, whether or not a quorum is present, may be adjourned from time to time by the vote of the majority of the Shares, the holders of which are either present in person or represented by proxy, but in the absence of a quorum no other business may be transacted at the meeting.

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          When any Shareholders' meeting, either annual or special, is adjourned for more than 45 days or if after the adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting shall be given as in the case of a special meeting. In all other cases, it shall not be necessary to give any notice of an adjournment or of the business to be transacted at any adjourned meeting other than by announcement at the meeting at which the adjournment is taken.

     4.7 Voting at Meetings of Shareholders. Subject to the provisions of the Act and other applicable laws, including NYSE Rules and SEC Rules, and subject to the right of the Board to provide otherwise, only Persons in whose name Shares entitled to vote standing on the stock records of the Company on the record date shall be entitled to notice of and to vote at the meeting, notwithstanding any transfer of Shares after the record date.

          The vote may be via voice or by ballot as determined by the chairman of the meeting; provided, however, that all elections for Directors must be by ballot upon demand made by any Shareholder at any election and before the voting begins. Except as provided in this Section 4.7, each outstanding Share shall be entitled to one vote on each matter submitted to a vote of Shareholders.

     4.8 Quorum. The presence in person or by proxy of a majority of the Shares entitled to vote at any annual or special meeting of Shareholders shall constitute a quorum for the transaction of business. Except as otherwise expressly provided in these Bylaws, if a quorum exists, action on a matter, other than the election of Directors, is approved if the votes cast favoring the action exceed the votes cast opposing the action unless a vote of a greater number is required by the Articles of Incorporation or by the Act. Directors shall be elected by a plurality of the votes cast by the Shares entitled to vote in the election at a meeting at which a quorum is present. The Shareholders present at a duly called or held meeting at which a quorum is present may continue to do business until adjournment, notwithstanding the withdrawal of enough Shareholders to leave less than a quorum, if any action taken (other than adjournment) is approved by at least a majority of the Shares required to constitute a quorum. The Chairman of the Board may appoint any Director or officer of the Company, including himself, as chairman of any annual or special meeting.

     4.9 Waiver of Notice or Consent of Absent Shareholders. The transactions of any meeting of Shareholders, either annual or special, however called and noticed, shall be as valid as though made at a meeting duly held after regular call and notice, if a quorum is present either in person or by proxy and if, either before or after the meeting, each Shareholder entitled to vote, not present in person or by proxy, signs a written waiver of notice or a consent to the holding of the meeting or an approval of the minutes. All waivers, consents or approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

     4.10 Action Without Meeting. Any action which may be taken at any annual or special meeting of Shareholders may be taken without a meeting and without action by the Board, if the action is taken by all the Shareholders entitled to vote on the action. The action shall be evidenced by one or more written consents describing the action taken, signed by all the Shareholders entitled to vote on the action, and delivered to the Secretary of the Company for inclusion in the minutes or filing with the corporate records. Action taken under this Section

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4.10 shall be effective when all consents are in the possession of the Company, unless the consent specifies a different effective date and states the date of execution by each Shareholder, in which event it shall be effective according to the terms of the consent. A Shareholder may withdraw consent only by delivering a written notice of withdrawal to the Company prior to the time that all consents are in the possession of the Company.

          Any form of written consent distributed to 10 or more Shareholders must afford the Person whose consent is thereby solicited an opportunity to specify a choice among approval, disapproval or abstention as to each matter or group of related matters presented, other than elections of Directors or officers.

     4.11 Proxies. Every Person entitled to vote or execute consents shall have the right to do so either in person or by one or more agents authorized by a written proxy executed by such Person or his duly authorized agent and filed with the Secretary of the Company, provided that no such proxy shall be valid after the expiration of 11 months from the date of its execution, unless the Person executing it specifies a different period of validity in the proxy.

          A proxy shall be deemed signed if the Shareholder's name is placed on the proxy (whether by manual signature, typewriting, telegraphic transmission or otherwise) by the Shareholder or the Shareholder's attorney in fact. A validly executed proxy which does not state that it is irrevocable shall continue in full force and effect unless revoked by the Person executing it before the vote pursuant to that proxy by (i) a writing delivered to the Company stating that the proxy is revoked, (ii) execution of a subsequent proxy, (iii) attendance at the meeting and voting in person (but only as to any items on which the Shareholder chooses to vote in person), or (iv) transfer of the Shares represented by the proxy to a transferee who becomes a Shareholder of record prior to the record date established for the vote. A validly executed proxy otherwise may be revoked by written notice of the death or incapacity of the maker of that proxy received by the Company before the vote pursuant to that proxy is counted.

          Any proxy distributed to 10 or more Shareholders must afford the Person voting an opportunity to specify a choice among approval, disapproval or abstention as to each matter or group of related matters presented, other than election of Directors or officers.

     4.12 Inspectors of Election. Before any annual or special meeting of Shareholders, the Board may appoint any Persons, other than nominees for office, to act as inspectors of election at the meeting or its adjournment. If no inspectors of election are so appointed, the chairman of the meeting may, and on the request of any Shareholder or a Shareholder's proxy shall, appoint inspectors of election at the meeting. The number of inspectors shall be either one or three. If inspectors are appointed at a meeting on the request of one or more Shareholders or proxies, the holders of a majority of Shares or their proxies present at the meeting shall determine whether one or three inspectors are to be appointed. If any Person appointed as inspector fails to appear or fails or refuses to act, the chairman of the meeting may, and upon the request of any Shareholder or a Shareholder's proxy shall, appoint a Person to fill that vacancy.

          These inspectors of election shall:

          (a) Determine the number of Shares outstanding and the voting power of each, the Shares represented at the meeting, the existence of a quorum, and the authenticity, validity and effect of proxies;

          (b) Receive votes, ballots or consents;

          (c) Hear and determine all challenges and questions in any way arising in connection with the right to vote;

          (d) Count and tabulate all votes or consents;

          (e) Determine when the polls shall open and close;

          (f) Determine the results of all votes; and

          (g) Do any other acts that may be proper to conduct the election or vote with fairness to all Shareholders.

                                    ARTICLE V
                                    DIRECTORS

     5.1 Powers. Subject to limitations contained in the Organizational Documents and the Act relating to action required to be authorized or approved by the Shareholders, or by the holders of a majority of the outstanding Shares, and subject to the duties of Directors as prescribed by these Bylaws, all corporate powers shall be exercised by or under the authority of, and the business and affairs of the Company shall be controlled by, the Board. The Board may delegate the management of the day-to-day operation of the business of the Company to the CEO or any officer it deems qualified, provided that the business and affairs of the Company shall be managed and all corporate powers shall be exercised under the ultimate direction of the Board. The Board shall establish policies on investments and borrowings and shall monitor the administrative procedures, investment operations and performance of the Company, to assure that such policies are carried out. In addition, and unless otherwise contained in the Organizational Documents or the Act, the Company's authority to renew, modify, extend, or cancel the Dividend Reinvestment Plan shall be exercised under the direction of the Board.

          Subject to any agreement that may be entered into by a Director, each individual Director, including each Independent Director, may engage in other business activities of the type conducted by the Company and is not required to present to the Company any investment opportunities presented to them even though the investment opportunities may be within the Company's investment policies.

     5.2 Number, Tenure and Qualifications. The authorized number of Directors of the Board shall be not less than three nor more than 15 as shall be determined from time to time by resolution of the Board. A majority of the Board shall consist of Independent Directors.

          The Board shall be divided into three classes, denominated as Class I, Class II and Class III, each as nearly equal in number to the other two as possible. At each Annual Meeting of Shareholders, the successors to the class of Directors whose terms shall then expire shall be identified as being of the same class of Directors they succeed and shall be elected to hold office for a term expiring at the third succeeding Annual Meeting of Shareholders. When the number of Directors is changed, any newly created directorships or any decrease in directorships shall be so apportioned among the classes by the Board as to make all classes as nearly equal in number as possible. If any such Annual Meeting of Shareholders is not held or the Directors are not elected, the Directors may be elected at any special meeting of Shareholders held for that purpose. Each Director shall hold office until his death, resignation or removal or until his successor is duly elected.

          In accordance with Section 4.8 and except as provided in Section 5.3, the Directors elected at an annual or special meeting of Shareholders at which a quorum is present shall be those persons who receive the greatest number of votes even though they do not receive a majority of the votes cast. No individual shall be named or elected as a Director without his prior consent.

     5.3 Nomination of Directors. No person shall be eligible for election as a Director at a meeting of Shareholders unless nominated (i) by the Board or any committee thereof acting for that purpose or (ii) by a Shareholder who is a Shareholder of record of a class of Securities entitled to vote for the election of Directors, both at the time of the giving of the Shareholder's notice hereinafter described in this Section 5.3 and on the record date for the meeting at which the nominee(s) will be voted upon, and who complies with the notice procedures set forth in this Section 5.3.

          In order to nominate for election as Directors, at any annual or special meeting of Shareholders, any Persons who are not listed as nominees in the Company's proxy statement for the meeting, a Shareholder who meets the requirements set forth in the preceding paragraph must give the Company timely written notice. To be timely, a Shareholder's notice must be given, either by personal delivery to the Secretary of the Company at the principal office of the Company, or by first class United States mail, with postage thereon prepaid, addressed to the Secretary of the Company at the principal office of the Company. Subject to NYSE Rules and SEC Rules, any such notice must be received
(i) on or after February 1st and before March 1st of the year in which the meeting will be held if the meeting is to be an annual meeting and clause (ii) is not applicable, or (ii) not less than 60 days before an annual meeting, if the date of the applicable annual meeting is earlier than May 1 or later than May 31 in such year, or (iii) not later than the close of business on the tenth day following the day on which notice of a special meeting of Shareholders called for the purpose of electing Directors is first given to Shareholders.

          Each such Shareholder's notice shall set forth: (i) as to the Shareholder giving the notice, the following: (a) the name and address of such Shareholder as they appear on the Company's stock transfer books, (b) the class and number of Shares of the Company beneficially owned by such Shareholder, (c) a representation that such Shareholder is a Shareholder of record at the time of giving the notice and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice, and (d) a description of all arrangements or understandings, if any, between such Shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made; and (ii) as to each person whom the Shareholder wishes to nominate for election as a Director, the following: (a) the name, age, business address and residence address of such person, (b) the principal occupation or employment of such person, (c) the class and number of Shares of the Company which are beneficially owned by such person, and (d) all other information that is required to be disclosed about nominees for election as Directors in solicitations of proxies for the election of Directors under NYSE Rules or SEC Rules. In addition, each such notice shall be accompanied by the written consent of each proposed nominee to serve as a Director if elected and such consent shall contain a statement from the proposed nominee to the effect that the information about him or her contained in the notice is correct.

     5.4 Vacancies. Vacancies on the Board may be filled by a majority of the remaining Directors, though less than a quorum, or by a sole remaining Director, except that a vacancy created by the removal of a Director by the vote or written consent of the Shareholders or by court order may be filled only by the vote of a majority of the Shares entitled to vote represented at a duly held annual or special meeting at which a quorum is present, or by the written consent of holders of a majority of the outstanding Shares entitled to vote. Each Director so elected shall hold office until his successor is elected at an annual or a special meeting of the Shareholders.

          A vacancy or vacancies on the Board shall be deemed to exist in case of the death, resignation or removal of any Director or if the authorized number of Directors is increased or if the Shareholders fail, at any annual or special meeting of Shareholders at which any Director or Directors are elected, to elect the full authorized number of Directors to be voted for at that meeting.

          Any Director may resign effective on giving written notice to the Chairman of the Board, the CEO or the Secretary. The Shareholders may elect a Director or Directors at any time to fill any vacancy or vacancies not filled by the Directors. Any election by written consent to fill a vacancy shall require the consent of a majority of the outstanding Shares entitled to vote.

          If the Board accepts the resignation of a Director tendered to take effect at a future time, the Board (or, if the Board fails to act within thirty
(30) days, the Shareholders) shall have the power to elect a successor to take office when the resignation is to become effective.

          No reduction of the authorized number of Directors shall have the effect of removing any Director prior to the expiration of his term of office.

          If the number of vacancies occurring during a year is sufficiently large that a majority of the Directors in office has not been elected by the Shareholders, the holders of 5% or more of the outstanding Shares entitled to vote may call a special meeting of Shareholders for the purpose of filling such vacancies on the Board.

     5.5 Place of Board Meeting. Regular meetings of the Board shall be held at any place within or without the Commonwealth of Virginia which has been designated from time to time by the Chairman of the Board or by written consent of all Directors. In the absence of a designation, regular meetings shall be held at the principal office of the Company. Special meetings of the Board may be held either at a place so designated or at the principal office of the

Company. Directors may participate in a meeting through use of conference telephone or other communication equipment, so long as all participants in such meeting can hear one another. Participation in a meeting by telephone or other communication equipment shall constitute presence in person at the meeting.

     5.6 Annual Meeting. In conjunction with each annual meeting of Shareholders, the Board shall hold a regular meeting for the purpose of organization, election of officers and the transaction of other business. Notice of that meeting is hereby dispensed with.

     5.7 Special Meetings. Special meetings of the Board for any purpose or purposes may be called at any time by the Chairman of the Board or any two Directors, or by the CEO.

          Written notice of the time and place of special meetings of the Board shall be delivered personally to the Directors or sent to each Director by mail, overnight courier, email or facsimile transmission (with confirmation of receipt) or by any other reasonably reliable form of written communication, any charges prepaid, based on his address or other appropriate contact information as shown in the records of the Company or, if it is not so shown or is not readily ascertainable, at the place in which the meetings of the Directors are regularly held. In case the notice is mailed, it shall be deposited in the United States mail in the locality in which the principal office of the Company is located at least four days prior to the time of the meeting. In other cases, the notice shall be delivered at least 48 hours prior to the time of the meeting. Notice, as above provided, shall constitute due legal and personal notice to the Director.

     5.8 Adjournment. A majority of the Directors present, whether or not a quorum is present, may adjourn any meeting of the Board to another time and place.

     5.9 Notice of Adjournment. If a meeting of the Board is adjourned for more than 24 hours, notice of any adjournment to another time or place shall be given prior to the time of the adjourned meeting to the Directors who were not present at the time of adjournment.

     5.10 Entry of Notice. Whenever any Director has been absent from any special meeting of the Board, an entry in the minutes to the effect that notice has been duly given shall be conclusive and incontrovertible evidence that due notice of the special meeting was given to that Director as required by law and the Bylaws of the Company.

     5.11 Waiver of Notice. The transactions of any meeting of the Board, however called and noticed, or wherever held, shall be as valid as though had at a meeting duly held after regular call and notice if a quorum is present and if, either before or after the meeting, each of the Directors not present signs a written waiver of notice of or consent to holding the meeting or an approval of the minutes. All waivers, consents or approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

     5.12 Quorum. A majority of the authorized number of Directors shall be necessary to constitute a quorum for the transaction of business, except to adjourn as provided above or to fill a vacancy. Every act or decision done or made by a majority of the Directors at a meeting duly held at which a quorum is present shall be regarded as an act of the Board unless a greater number be required by law or by the Organizational Documents. However, a meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of

Directors, if any action taken is approved by at least a majority of the required quorum for the meeting.

     5.13 Fees and Compensation. The Directors shall be entitled to receive such reasonable compensation for their services as Directors that may be fixed or determined from time to time by resolution of the Board or any committee thereof acting for that purpose. The Directors, either directly or indirectly, shall also be entitled to receive remuneration for services rendered to the Company in any other capacity. Those services may include, without limitation, services as an officer of the Company, legal, accounting or other professional services, or services as a broker, transfer agent or underwriter, whether performed by a Director or any Person who is Affiliated with a Director.

     5.14 Action Without Meeting. Any action required or permitted to be taken by the Board under the Act and these Bylaws may be taken without a meeting if all members of the Board individually or collectively consent in writing to such action. The consent or consents shall be filed with the minutes of the meetings of the Board. Any certificate or other document filed under the provision of the Act which relates to action so taken shall state that the action was taken by unanimous written consent of the Board without a meeting.

     5.15 Independent Directors. (a) The Board shall determine, in good faith, for all purposes which persons constitute or do not constitute Independent Directors.

     5.16 Removal of Director for Cause. The Board may declare vacant the office of a Director who, as the result of an incapacity, is unable to serve on the Board or who has pleaded guilty or no contest to or been convicted of a felony involving moral turpitude. In addition, throughout the term of the existence of the Company, any Director may be removed for cause by: (i) a vote or written consent of all Directors other than the Director who is to be removed, or (ii) the vote of the holders of a majority of the outstanding Shares at a meeting of the Shareholders called for such purpose. The notice for such special meeting of Shareholders shall state that the purpose, or one of the purposes, of the meeting is to vote on the removal of a Director. "For cause" shall mean, for purposes of this Section, a willful violation of the Articles of Incorporation or these Bylaws, or gross negligence in the performance of a Director's duties.

     5.17 Removal of Director Without Cause. Any or all Directors may be removed without cause upon the affirmative vote of a majority of the outstanding Shares entitled to vote. A Director may be removed by the Shareholders only at a meeting called for the purpose of removing him and the meeting notice must state that the purpose, or one of the purposes of the meeting, is removal of the Director. Any reduction of the authorized number of Directors shall not operate to remove any Director prior to the expiration of such Director's term of office.

     5.18 Committees. The Board may designate, by resolution adopted by a majority of the authorized number of Directors, one or more committees, each consisting of three or more Directors (or a lesser number if so determined by the Board and permitted by the Act), to serve at the pleasure of the Board. The Chairman of the Board shall appoint one member of each committee as the chairman of such committee. The Company shall have an audit committee as required by NYSE Rules and SEC Rules. The Board may designate one or more Directors as alternate members of any committee, who may replace any absent member at any meeting of the committee. The appointment of members or alternate members of a committee requires the vote of a majority of the authorized number of Directors. Any such committee, to the extent provided in the resolution of the Board, shall have all the authority of the Board in the management of the business and affairs of the Company, except that no committee shall have authority to take any action with respect to (i) the approval of any action requiring Shareholders' approval or approval of the outstanding Shares, (ii) the filling of vacancies of the Board or any committee, (iii) the adoption, amendment or repeal of these Bylaws, (iv) the amendment or repeal of any resolution of the Board that by its express terms is not so amendable or repealable, (v) a distribution to Shareholders, except at a rate or in a periodic amount or within a price range determined by the Board,
(vi) the appointment of other committees of the Board or the members thereof, and (vii) taking any other action or making any other decision which cannot be taken or made, as a matter of law, by a committee consisting of less than all Directors. Only Independent Directors may serve as alternate members for Independent Directors on committees. Notwithstanding anything to the contrary in these Bylaws, the Board may appoint a committee to administer any stock incentive plan adopted by the Company, which committee may have as few as two
(2) Directors.

     5.19 Fiduciary Relationship. The Directors have a fiduciary relationship to the Shareholders as provided by the Act and applicable Virginia law.

     5.20 Preferred Shares and Other Securities. Notwithstanding anything to the contrary in this Article V or elsewhere in these Bylaws, holders of any preferred shares or other Securities who, pursuant to the documents duly creating such preferred shares or other Securities, are granted voting rights, including rights to nominate and elect Directors, shall have such rights as set forth in the documents creating such preferred shares or other Securities. Furthermore, notwithstanding anything to the contrary in these Bylaws, the Directors may interpret these Bylaws and may propose and adopt amendments to these Bylaws as they deem necessary or convenient to give effect to the foregoing provision.

                                   ARTICLE VI
                                    OFFICERS

     6.1 Officers. The officers of the Company shall be as determined by the Board and shall include a President, Chief Executive Officer and Secretary, and may include a Chairman of the Board, Chief Financial Officer, Treasurer and such other officers with such titles and duties as may be appointed in accordance with the provisions of Section 6.3 of this Article. Any number of offices may be held by the same person unless the Board expressly decides otherwise.

     6.2 Election. The officers of the Company, except such officers as may be appointed in accordance with the provisions of Section 6.3 or Section 6.5 of this Article, shall be chosen annually or as directed by the Board and each shall hold his office until he shall resign or shall be removed or otherwise disqualified to serve or his successor shall be elected and qualified. All officers serve at the will of the Board and nothing in these Bylaws shall give any officer any expectation or vesting of employment.

     6.3 Subordinate Officers. The Board may appoint, or may authorize an officer to appoint, other officers as the business of the Company may require, each of whom shall hold office for the period, and shall have the authority and the duties, as are provided in these Bylaws or as the Board or such authorized officer may from time to time determine.

     6.4 Removal and Resignation. Any officer may be removed, either with or without cause, by a majority of the Directors at the time in office, at any regular or special meeting of the Board or, except in the case of an officer chosen by the Board, by any officer upon whom such power of removal may be conferred by the Board.

          Any officer may resign at any time by giving written notice to the Chairman of the Board, the CEO or the Secretary of the Company. A resignation shall take effect at the date of the receipt of the notice or any later time specified in the notice; and, unless otherwise specified, the acceptance of the resignation shall not be necessary to make it effective.

     6.5 Vacancies. A vacancy in any office because of death, resignation, removal, disqualification or any other cause shall be filled in the manner prescribed in these Bylaws for regular appointments to such office.

     6.6 Chairman of the Board. Only the Chairman of the Board may hold, or nominate the Person to hold, the office of Chairman of the Board of the Company. The Chairman of the Board, if present, shall preside at all meetings of the Board and Shareholders and exercise and perform all other powers and duties as may from time to time be assigned to him by the Board or prescribed by these Bylaws.

     6.7 Chief Executive Officer, President and Divisional Presidents. The CEO may be known by the title "Chief Executive Officer" or "CEO" and shall serve as the President of the Company unless the Board expressly decides otherwise. Only the Chairman of the Board may hold, or nominate the Person to hold, the office of CEO. The President shall, subject to the Board and the supervisory powers of the Chairman of the Board, have general supervision, direction and control of the business of the Company. He shall preside at meetings of the Shareholders or at meetings of the Board if the Chairman of the Board is absent. He shall have general powers and duties of management, together with any other powers and duties as may be prescribed by the Board. The Company also may have one or more Presidents in charge of divisions or departments of the Company. Any such divisional or departmental President shall rank junior to the President of the Company.

     6.8 Vice Presidents. In the absence or disability of the CEO or the President, the Vice Presidents in order of their rank as fixed by the Board or, if not ranked, the Vice President designated by the Board, shall perform all the duties of the CEO or the President (as applicable) and shall have, when so acting, all the powers of and be subject to all the restrictions upon the CEO or the President (as applicable). The Vice Presidents shall have any other powers and shall perform other duties as from time to time may be prescribed for them respectively by the Board or these Bylaws.

     6.9 Secretary. The Secretary shall keep, or cause to be kept, a book of minutes at the principal office, or any other place as the Board may order, of all meetings of the Board or the Shareholders, with the time and place of holding, whether regular or special and, if special, how authorized, the notice thereof given, the names of those present at meetings of the Board, the number of Shares present or represented at Shareholders' meetings and the proceedings of meetings.

          The Secretary shall keep, or cause to be kept, at the principal office of the Company or at the office of the Company's transfer agent, a Share register or a duplicate Share register showing the names of the Shareholders and their addresses, the number and classes of Shares held by each (whether in certificate or uncertificated form), the number and the date of certificates issued, if any, and the number and date of cancellation of every certificate surrendered for cancellation.

          The Secretary shall give, or cause to be given, notice of all the meetings of the Shareholders and of the Board required by these Bylaws or by law to be given, shall keep the seal of the Company in safe custody and shall have such other powers and shall perform such other duties as may be prescribed by the Board or these Bylaws.

     6.10 Assistant Secretaries. In the absence or disability of the Secretary, any Assistant Secretaries in order of their rank as fixed by the Board or, if not ranked, the Assistant Secretary designated by the Board, shall perform all the duties of the Secretary and, when so acting, shall have all the powers of and be subject to all the restrictions upon, the Secretary. Any Assistant Secretaries shall have any other powers and shall perform other duties as from time to time may be prescribed for them by the Board or these Bylaws.

     6.11 Chief Financial Officer. The Chief Financial Officer may also be designated by the alternate title of "Treasurer." The Chief Financial Officer shall have custody of all moneys and accounts of the Company and shall keep regular books of account. Such officer shall disburse the funds of the Company in payment of the just demands against the Company, or as may be ordered by the Board or its authorized officers, taking proper vouchers for such disbursements, and shall render to the Board from time to time as may be required of such officer, an account of all transactions as Chief Financial Officer and of the financial condition of the Company. Such officer shall perform all duties incident to such office or which are properly required by the CEO or by the Board.

     6.12 Assistant Chief Financial Officers. Any Assistant Chief Financial Officers or Assistant Treasurers, in the order of their seniority, shall, in the absence or disability of the Chief Financial Officer, or in the event of such officer's refusal to act, perform the duties and exercise the powers of the Chief Financial Officer, and shall have such powers and discharge such duties as may be assigned from time to time by the CEO or by the Board.

                                  ARTICLE VII
                                     SHARES

     7.1 Registered Ownership, Share Certificates and Shares in Uncertificated Form.

          (a) Certificates shall be issued and transferred in accordance with these Bylaws, but need not be issued if the Company elects to have Shares maintained in uncertificated form. The Persons in whose names certificates of Shares in uncertificated form are registered on the records of the Company shall be deemed the absolute owners of the Shares represented thereby for all purposes of the Company; but nothing in these Bylaws shall be deemed to preclude the Directors or officers, or their agents or representatives, from inquiring as to the actual ownership of Shares. The Shares are non-assessable. Until a transfer is duly effected on the records of the Company, the Directors shall not be affected by any notice of transfer, either actual or constructive. The receipt of money or other property by the Person in whose name any Shares are registered on the records of the Company or of the duly authorized agent of that Person, or if the Shares are so registered in the names of more than one Person, the receipt by any one of these Persons, or by the duly authorized agent of that Person, shall be a sufficient discharge for all dividends or distributions payable or deliverable in respect of the Shares and from all liability for the application of those funds. The certificates of Shares of the capital stock of the Company, if any, shall be in a form consistent with the Articles of Incorporation and the Act as shall be approved by the Board. All certificates shall be signed by (i) the Chairman of the Board or the CEO or a Vice President and (ii) the Treasurer or the Secretary or any Assistant Secretary, certifying the number of Shares and the class or series of Shares owned by the Shareholder. Any or all of the signatures on the certificate may be facsimile signatures.

          (b) The Company shall have the right to issue fractional Shares and Securities in its sole discretion.

          (c) Notwithstanding anything to the contrary in this Section 7.1 or elsewhere in these Bylaws, if the documents duly creating any preferred shares or other Securities provide that such preferred shares or other Securities of the Company are to be "uncertificated," certificates need not be issued in respect of such preferred shares or other Securities. The provisions of these Bylaws addressing Shares held in uncertificated form shall apply to any such preferred shares or other Securities. Notwithstanding anything to the contrary in these Bylaws, the Directors may interpret these Bylaws and may propose and adopt such amendments to these Bylaws as shall be necessary or convenient to give effect to the foregoing provisions of this Section.

     7.2 Transfer of Shares. Subject to the provisions of law and of Sections 7.3, 7.4 and 7.5, Shares shall be transferable on the records of the Company only by the record holder or by his agent thereunto duly authorized in writing upon delivery to the Directors or a transfer agent of the certificate or certificates (unless held in uncertificated form, in which case an executed stock power duly guaranteed must be delivered), properly endorsed or accompanied by duly executed instruments of transfer and accompanied by all necessary documentary stamps together with evidence of the genuineness of each endorsement, execution or authorization and of other matters as may reasonably be required by the Directors or transfer agent. Upon delivery, the transfer shall be recorded in the records of the Company and a new certificate, if required, for the Shares so transferred shall be issued to the transferee and in case of a transfer of only a part of the Shares represented by any certificate or account, a new certificate or statement of account for the balance shall be issued to the transferor. Any Person becoming entitled to any Shares in consequence of the death of a Shareholder or otherwise by operation of law shall be recorded as the holder of such Shares and shall receive a new certificate, if required, but only upon delivery to the Directors or a transfer agent of instruments and other evidence required by the Directors or the transfer agent to demonstrate that entitlement, the existing certificate (or appropriate instrument of transfer if held in uncertificated form) for the Shares and any necessary releases from applicable governmental authorities. Nothing in these Bylaws shall impose upon the Directors or a transfer agent any duty or limit their rights to inquire into adverse claims.

     7.3 Disclosures by Holders of Securities; Redemption of Securities. Shareholders shall disclose to Directors, in writing and upon demand by the Directors, such information with respect to direct and indirect ownership of their Securities as the Directors deem necessary to comply with the provisions of the Code, and applicable regulations, as amended, or to comply with the requirements of any taxing authority, the SEC or the NYSE. If the Directors shall at any time and in good faith be of the opinion that direct or indirect ownership of the Securities has or may become concentrated in any individual(s) to an extent which would prevent the Company from qualifying as a REIT under the REIT provisions of the Code, the Directors shall have the power by lot or other means deemed equitable by them to prevent the transfer and/or call for redemption of a number of the Securities sufficient in the opinion of the Directors to maintain or bring the direct or indirect ownership of the Securities into conformity with the requirements for a REIT.

     7.4 Right to Refuse to Transfer the Securities. Whenever it is deemed by them to be reasonably necessary to protect the tax status of the Company, the Directors may require statements or affidavits from any holder of the Securities or proposed transferee of the Securities or warrants to purchase such Securities, setting forth the number of Securities (and warrants to purchase such Securities) already owned by him and any related Person specified in the form prescribed by the Directors for that purpose. If, in the opinion of the Directors, which shall be conclusive upon any proposed transferor or proposed transferee of Securities, or warrants to purchase such Securities, any proposed transfer or exercise would jeopardize the status of the Company as a REIT under the Code, the Directors may refuse to permit the transfer or exercise. Any attempted transfer or exercise as to which the Directors have refused their permission shall be void and of no effect to transfer any legal or beneficial interest in the Securities. All contracts for the sale or other transfer or exercise of the Securities or warrants to purchase such Securities, shall be subject to this provision.

     7.5 Limitation on Acquisition of Securities.

          (a)

               (i) Subject to the provisions of Section 7.5(b), no Person may own in excess of 9.8% of the total number of the issued and outstanding Securities of any separate class or series, and no Securities shall be transferred (or issued) to any person if, following the transfer or issuance, the Person's direct or indirect ownership of Securities would exceed this limit. For the purpose of this Section 7.5, ownership of Securities shall be computed in accordance with Sections 856(h), 542(a)(2) and 544 of the Code. The term "transfer" shall include any sale, transfer, gift, assignment, devise or other disposition of Securities, whether voluntary or involuntary, whether of record, constructive or beneficial, and whether by operation of law or otherwise.

               (ii) In the event any Person acquires Excess Securities (as defined below) in good faith in contravention of the limitation on acquisition of Securities set forth in Section 7.5(a)(i), such Excess Securities may be redeemed by the Company at the discretion of the Board. The redemption price for redeemed Excess Securities shall be (i) the price paid for the Excess Securities; or (ii) if there is no purchase price, the fair market value of such Excess Securities, which shall be based on the fair market value of the Securities as determined in good faith by the Board or, if the Securities are listed on a national securities exchange, the closing price (average of the highest bid and lowest asked prices if the Securities are quoted on the NASDAQ National Market System) on the last business day prior to the redemption date. To redeem Excess Securities, the Directors shall give a notice of redemption to the holder of such Excess Securities not less than one week before the date fixed by the Directors for redemption. The holder of such Excess Securities may sell such Excess Securities before the date fixed for redemption. The redemption right granted to the Company by this Section 7.5(a)(ii) shall be in addition to any other redemption right granted by these Bylaws or by law.

          (b) If Securities are purportedly acquired by any Person in violation of this Section 7.5, the acquisition shall be valid only to the extent it does not result in a violation of this Section 7.5, and the acquisition shall be null and void with respect to the excess ("Excess Securities") unless the Person acquiring the Excess Securities provides the Board with evidence so that the Board is satisfied that the Company's qualification as a REIT will not be jeopardized. The Board may determine, by express action, that Securities which otherwise would be considered Excess Securities shall not constitute Excess Securities if the Board is satisfied that the Company's qualification as a REIT will not be jeopardized. Excess Securities shall be deemed to have been acquired and to be held on behalf of the Company, and, as the equivalent of treasury shares for that purpose, shall not be considered to be outstanding for quorum or voting purposes, and shall not be entitled to receive dividends, interest or any other distribution. Holders of Excess Securities are not entitled to voting rights, dividends or distributions. If, after the purported transfer or other event resulting in an exchange of Securities for Excess Securities and before discovery by the Company of such exchange, (i) voting rights are purportedly exercised with respect to Securities which have become Excess Securities, or
(ii) dividends or distributions are paid with respect to Securities that were exchanged for Excess Securities, then (A) any votes attributable to such Excess Securities will be deemed rescinded and void ab initio, and (B) such dividends or distributions are to be repaid to the Company upon demand.

          (c) So long as any Person holds more than 9.8% of the outstanding Securities, a lower percentage limit may be established by the Directors to the extent necessary to assure, to the extent possible, that no five or fewer persons own, directly or indirectly, in the aggregate more than 50% of the outstanding Securities.

          (d) The Company shall, if deemed necessary or desirable to implement the provisions of any portion of this Article VII, include on the face or back of each Share certificate issued by the Company an appropriate legend referring the holder of the certificate to the restrictions contained in any portion of this Article VII and stating that the complete text of Article VII, or these Bylaws, is on file with the Secretary of the Company at the Company's offices, and/or will be furnished without charge by the Company to any Shareholder.

          (e) Subject in all respects to Section 10.15 hereof, nothing in these Bylaws (other than such Section 10.15) shall limit the ability of the Directors to impose, or to seek judicial or other imposition of additional restrictions if deemed necessary or advisable to protect the Company and the interests of its Shareholders by preservation of the Company's status as a REIT.

          (f) If any provision of this Section 7.5 is determined to be invalid, in whole or in part, by any federal or state court having jurisdiction, the validity of the remaining provisions shall not be affected and the provision shall be affected only to the extent necessary to comply with the determination of the court.

     7.6 Lost or Destroyed Certificates. The holder of any Shares shall immediately notify the Company of any loss or destruction of the Share certificates, and the Company may issue a new certificate in the place of any certificate alleged to have been lost or destroyed upon approval of the Board. The Board may, in its discretion, as a condition to authorizing the issue of such new certificate, require the owner of the lost or destroyed certificate, or his legal representative, to make proof satisfactory to the Board of the loss or destruction and to give the Company a bond or other security, in such amount and with such surety or sureties, as the Board may determine as indemnity against any claim that may be made against the Company on account of the certificate alleged to have been lost or destroyed.

     7.7 Dividend Record Date and Closing Stock Books. The Board may fix a date in the future as a record date for the determination of the Shareholders entitled to receive any dividend or distribution or any allotment of rights or to exercise rights with respect to any change, conversion or exchange of Shares. The record date so fixed shall not be more than 60 days nor less than 10 days prior to the date of the event for the purposes of which it is fixed. When a record date is so fixed, only Shareholders of record on that day shall be entitled to receive the dividend, distribution or allotment of rights or to exercise the rights, as the case may be, notwithstanding any transfer of Shares after the record date.

     7.8 Dividend Reinvestment Plan. The Company shall send to participants in the Dividend Reinvestment Plan an annual description of all material information regarding distributions to Shareholders and the effect of reinvesting distributions, including the tax consequences.

                                  ARTICLE VIII
                           RESTRICTIONS ON ACTIVITIES

     8.1 Restrictions for Regulatory Compliance. Notwithstanding any other provision of these Bylaws, the Board shall not knowingly approve any activity that would terminate the Company's status as a REIT without prior approval by the holders of a majority of the Shares.

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                                   ARTICLE IX
                          TRANSACTIONS WITH AFFILIATES;
                        CERTAIN DUTIES AND LIABILITIES

     9.1 Transactions with Affiliates. In accordance with the Act, for any transaction between a Director and an Affiliate thereof, or in which such Director has a direct or indirect personal interest, the transaction shall not be voidable by the Company solely as a result of such relationship or interest if any one of the following is true:

          (a) the material facts of the transaction and the Director's interest were disclosed or known to the Board or a committee of the Board and the Board or committee authorized, approved, or ratified the transaction; or

          (b) the material facts of the transaction and the Director's interest were disclosed to the Shareholders entitled to vote and they authorized, approved, or ratified the transaction; or

          (c) the transaction was fair to the Company.

     9.2 Restriction of Duties and Liabilities. The Shareholders, Directors and officers shall in no event have any greater duties or liabilities than those imposed by applicable law as shall be in effect from time to time. However, in no event shall the duties and liabilities of Shareholders, Directors and officers be inconsistent with the standards contained in the Articles of Incorporation.

     9.3 Persons Dealing with Directors or Officers. Any act of the Directors or officers purporting to be done in their capacity as such shall, as to any Persons dealing in good faith with the Directors or officers, be conclusively deemed to be within the purposes of this Company and within the powers of the Directors and officers.

          The Directors may authorize any officer or officers or agent or agents to enter into any contract or execute any instrument in the name and on behalf of the Company and/or Directors.

          No Person dealing in good faith with the Directors or any of them or with the authorized officers, employees, agents or representatives of the Company, shall be bound to see to the application of any funds or property passing into their hands or control. The receipt of the Directors, or any of them, or of authorized officers, employees, agents, or representatives of the Company, of moneys or other consideration, shall be binding upon the Company.

     9.4 Reliance. The Directors and officers may consult with counsel and the advice or opinion of the counsel shall be full and complete personal protection to all of the Directors and officers in respect of any action taken or suffered by them in good faith and in reliance on and in accordance with such advice or opinion. In discharging their duties, Directors and officers, when acting in good faith, may rely upon financial statements of the Company represented to them to be correct by the Chairman of the Board, the Chief Financial Officer or the officer of the Company having charge of its books of account, or stated in a written report by an independent certified public accountant fairly to present the financial position of the Company. The Directors

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may rely, and shall be personally protected in acting upon, any instrument or other document believed by them to be genuine.

     9.5 Income Tax Status. Without limitation of any rights of indemnification or non-liability of the Directors, these Bylaws contain no commitment or representation that the Company will qualify as a REIT or for the dividends paid deduction or other tax advantages permitted by the Code, and any such failure to qualify shall not render the Directors liable to the Shareholders or to any other Person or in any manner operate to annul the Company.

                                   ARTICLE X
                                  MISCELLANEOUS

     10.1 Competing Programs. Nothing in these Bylaws shall be deemed to prohibit any Affiliate of the Company from dealing, or otherwise engaging in business with, Persons transacting business with the Company or from providing services relating to the purchase, sale, management, development or operation of real property and receiving compensation therefor, not involving any rebate, reciprocal arrangement or other transaction which would have the effect of circumventing any restrictions set forth herein relating to the dealings between the Company and its Affiliates. The Company shall not have any right, by virtue of these Bylaws, in or to such other ventures or activities or to the income or proceeds derived therefrom, and the pursuit of such ventures, even if competitive with the business of the Company, shall not be deemed wrongful or improper. No Affiliate of the Company shall be obligated to present any particular investment opportunity to the Company, even if such opportunity is of a character which, if presented to the Company, could be taken by the Company.

     10.2 Corporate Seal. The Company shall have a corporate seal in the form of a circle containing the name of the Company and such other details as may be required by the Board.

     10.3 Inspection of Bylaws. The Company shall keep at its principal office the information required by the Act, including the original or a copy of these Bylaws, as amended, certified by the Secretary, which shall be open to inspection by Shareholders at any reasonable time during office hours upon notice to the Company as provided by the Act.

     10.4 Inspection of Corporate Records. The Shareholders, or any holders of a voting trust certificate, shall have the right to inspect the accounting books and records of the Company, and the minutes of proceedings of the Shareholders and the Board and committees of the Board as provided by the Act.

     10.5 Checks, Drafts, Etc. All checks, drafts or other orders for payment of money, notes or other evidences of indebtedness, issued in the name of or payable to the Company, shall be signed or endorsed by the Person or Persons and in the manner as from time to time shall be determined by resolution of the Board or by officers duly authorized.

     10.6 Contracts, Etc., How Executed. The Board, except as provided elsewhere in these Bylaws, may authorize any officer or officers or agent or agents to enter into any contract or execute any instrument in the name of and on behalf of the Company. That authority may be general or confined to specific instances.

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     10.7 Representation of Shares of Other Corporations. The Chairman of the
Board or the CEO or, in the event of their absence or inability to serve, any Vice President and the Secretary or Assistant Secretary of this Company, are authorized to vote, represent and exercise, on behalf of the Company, all rights incidental to any and all shares of any other company standing in the name of the Company. The authority granted to such officers to vote or represent on behalf of the Company any and all shares held by the Company in any other company may be exercised by any authorized Person in person or by proxy or power of attorney duly executed by the officers.

     10.8 Annual Report. The Board shall cause to be sent to the Shareholders, not later than 120 days after the close of the fiscal or calendar year, and not less than 30 days before the date of the Company's annual meeting of Shareholders as provided in Section 4.2 of these Bylaws, an Annual Report in the form deemed appropriate by the Board. The Annual Report shall include an annual balance sheet and an annual statement of income and expense of the Company, and such other financial statements as the Board deems appropriate, all of which shall be prepared in accordance with generally accepted accounting principles. The financial statements shall be audited by, and accompanied by the report of, an independent certified public accountant. A manually signed copy of the accountant's report shall be filed with the Board. In addition, the Company shall file an annual report on Form 10-K with the SEC as required by SEC Rules.

     10.9 Quarterly Reports. The Company shall file quarterly reports on Form 10-Q with the SEC as required by SEC Rules.

     10.10 Other Reports. The Company shall file such other reports with the SEC as are required by SEC Rules.

     10.11 Provisions in Conflict with Law or Regulation; Amendment Generally.

          (a) The provisions of these Bylaws are severable, and if the Board shall determine, with the advice of counsel, that any one or more of these provisions (the "Conflicting Provisions") are in conflict with the REIT Provisions of the Code, or with other applicable laws or regulations (including NYSE Rules and SEC Rules), the Conflicting Provisions shall be deemed never to have constituted a part of these Bylaws, and the Directors shall be able to amend or revise the Bylaws to the extent necessary to bring the provisions of these Bylaws into conformity with the REIT Provisions of the Code, or any other applicable law or regulation; however, this determination by the Directors shall not affect or impair any of the remaining provisions of these Bylaws or render invalid or improper any action taken or omitted (including but not limited to the election of Directors) prior to the determination. A certification signed by a majority of the Directors setting forth any such determination and reciting that it was duly adopted by the Directors, or a copy of these Bylaws, with the Conflicting Provisions removed pursuant to the determination of a majority of the Directors, shall be conclusive evidence of such determination when logged in the records of the Company. The Board may also amend or revise the Bylaws to the extent other provisions of these Bylaws expressly permit such amendment or revision. The Directors shall not be liable for failure to make any determination under this Section 10.11.

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

          (b) If any provisions of these Bylaws shall be held invalid or unenforceable, the invalidity or unenforceability shall attach only to that provision and shall not in any manner affect or render invalid or unenforceable any other provision, and these Bylaws shall be carried out as if the invalid or unenforceable provision were not present.

          (c) The Board shall have full power and authority to amend and revise these Bylaws or any portion hereof, which shall expressly include the revision or amendment of existing Bylaw provisions, the elimination of provisions of the Bylaws and the addition of new Bylaw provisions, in each case to the full extent that the Board deems it necessary, advisable or convenient.

          (d) The provisions of this Section 10.11 permitting the Board to make amendments to the Bylaws shall be interpreted liberally so as to give full effect to their purpose and intent. Such amendments may be effective at any time and from time to time by action of the Board, and any such action taken in actual good faith of the Board shall be deemed duly taken and adopted and a proper and binding amendment to these Bylaws.

     10.12 Voluntary Dissolution. The Company may elect to wind up and dissolve by the vote of Shareholders entitled to exercise a majority of the voting power of the Company.

     10.13 Distributions. The payment of distributions on Shares shall be at the discretion of the Board, and shall depend upon the earnings, cash flow and general financial condition of the Company, and such other facts as the Board deems appropriate.

     10.14 Shareholder Liability. Shareholders shall not be personally liable for obligations of the Company.

     10.15 Certain NYSE Requirements. Nothing contained in these Articles shall impair the settlement of transactions entered into through the facilities of the NYSE.

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